UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 22, 2016 (January 21, 2016)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 21, 2016, Shoe Carnival, Inc. (the "Company") entered into a stock repurchase plan (the "Plan") for the purpose of repurchasing shares of its common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.  This Plan has been established pursuant to, and as part of, the Company's share repurchase program for up to $50 million of its outstanding common stock, which was previously announced on December 10, 2015.

The Company's designated broker under the Plan has the authority to repurchase up to $17.3 million or 900,000 shares of the Company's common stock through May 31, 2016, unless terminated earlier in accordance with the terms of the Plan. Because repurchases under the Plan will be subject to price, market volume and timing constraints specified in the Plan, there is no assurance as to the exact number of shares that will be repurchased under the Plan, if any, or the timing of any repurchases. The Company may terminate the Plan at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.

Dated: January 22, 2016	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President Chief Operating and Financial Officer and Treasurer

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